Exhibit 5.1

A&L Goodbody LLP	Dublin
3 Dublin Landings	Belfast
North Wall Quay, Dublin 1	London
D01 C4E0	New York
T: +353 1 649 2000	San Francisco
DX: 29 Dublin | www.algoodbody.com	Palo Alto

Date	23 August 2023

Our Ref	01427724

RVL Pharmaceuticals Plc

3 Dublin Landings

North Wall Quay

Dublin 1

D01C4E0

Ireland

RVL Pharmaceuticals plc (the Company)

Ladies & Gentlemen

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 607944), in connection with the filing of a registration statement (the Registration Statement) on Form S-3 with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act), with respect to the resale or other disposition by the persons identified in the Registration Statement from time to time of:

(i) up to 11,870,846 ordinary shares, nominal value of $0.01 per share, in the capital of the Company (the Ordinary Shares), underlying those certain Series A-1 Ordinary Share Purchase Warrants previously issued by the Company pursuant to a securities purchase agreement made between the Company and Armistice Capital Master Fund Ltd. (the Securities Purchase Agreement) dated 15 August 2023 (the Series A-1 Warrants);

(ii) up to 11,870,846 Ordinary Shares underlying those certain Series A-2 Ordinary Share Purchase Warrants previously issued by the Company pursuant to the Securities Purchase Agreement (the Series A-2 Warrants); and

(iii) up to 830,959 Ordinary Shares underlying those certain Placement Agent Warrants previously issued by the Company on 18 August 2023 (the Placement Agent Warrants and together with the Series A-1 Warrants and Series A-2 Warrants, the Warrants).

The 24,572,651 Ordinary Shares referred to above are hereinafter collectively referred to as the Warrant Shares.

In connection with this Opinion, we have examined and relied upon copies of:

1.1	the Registration Statement;

1.2	the Warrants;

1.3	the Securities Purchase Agreement (together with the Warrants, the Transaction Documents); and

CE Gill • JG Grennan • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • S O’Riordan • M Sherlock • KP Allen • C Rogers • G O’Toole • JN Kelly • N O’Sullivan MJ Ward • AC Burke • D Widger • C Christle • S Ó Cróinin • DR Baxter • A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • RM Moore • D Main • J Cahir M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady • K Ryan • E Hurley • D Dagostino • R Grey R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O'Connor • JH Milne • T Casey M Doyle • CJ Comerford • R Marron • K O'Shaughnessy • S O'Connor • SE Murphy • D Nangle • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • LM Byrne • N Cole M Devane • D Fitzgerald • G McDonald • N Meehan • R O'Driscoll • B O'Malley • C Bollard • M Daly • D Geraghty • LC Kennedy • E Mulhern • E O'Keeffe • MJ Ellis • D Griffin D McElroy • C Culleton • B Nic Suibhne • S Quinlivan • J Rattigan • K Mulhern

Consultants: Professor JCW Wylie • MA Greene • AV Fanagan • PM Law • SW Haughey • PV Maher

1.4	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches, as of the date hereof, in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures (electronic or otherwise), that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

2	We have further assumed:

2.1	that the constitution of the Company which became effective on 14 January 2022 (the Constitution), and as is available in the Irish Companies Registration Office (the CRO), is correct and up to date;

2.2	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction Documents;

2.3	that where the Transaction Documents have been executed on behalf of the Company using a software platform that enables an advanced electronic signature or a qualified electronic signature to be applied to that agreement, that each such signature was applied under the authority and control of the relevant signatory;

2.4	the accuracy and completeness of all information appearing on public records;

2.5	that none of the resolutions and authorities of the Company's board of directors (the Board), any committee of the Board and/or shareholders of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Warrants were issued, and Warrant Shares will be issued, in accordance with such resolutions and authorities;

2.6	that any issue of Warrant Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of such Warrant Shares of cash at least equal to the nominal value of such Shares;

2.7	that, at the time of issuance of any of the Warrant Shares, the Company will have sufficient authorised but unissued share capital to issue the Warrant Shares;

2.8	without having made any investigation, that the terms of the Transaction Documents are lawful and fully enforceable under United States federal law, New York State law and all other applicable laws (if any) other than the laws of Ireland;

2.9	the accuracy and completeness as to factual matters of the representations and warranties of the Company contained in the Transaction Documents and the accuracy of all certificates provided to us by the Company;

2.10	that the sale of the Warrant Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act 1997, Takeover Rules 2022, and all applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

2.11	that the Warrant Shares will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable U.S. federal and state securities law;

2.12	that, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Warrant Shares are sold, the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

2.13	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

2.14	that no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to any sale of the Warrant Shares are or will be required to be obtained, that the Warrant Shares will conform with the descriptions and restrictions contained in the Registration Statement, subject to such changes as may be required in order to comply with any requirement of Irish law, that the selling restrictions contained therein have been and will be at all times observed and that the Warrant Shares will comply with the terms of any agreements relating to the Warrant Shares;

2.15	that the Registration Statement and/or the Transaction Documents do not constitute (and are not intended/required to constitute) a prospectus within the meaning of Part 23 of the Irish Companies Act 2014 and to the extent that any offer of Warrant Shares is being made to investors in any member state of the European Union, the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to the European Union (Prospectus) Regulations 2019, does not arise;

2.16	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company has issued the Warrants and will issue the Warrant Shares in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Warrant Shares; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Warrant Shares; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Warrant Shares; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of any Warrant Shares.

3	Subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion:

3.1	Based only on searches carried out in the Irish Companies Registration Office, the Judgments Office of the High Court and the Central Office of the High Court on 22 August 2023, the Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over the Company or to wind up the Company; and

3.2	the Warrant Shares, when issued in accordance with the terms and conditions of the Warrants, including the payment of the relevant exercise price, will be duly authorised, validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement filed with the SEC on 23 August 2023 in accordance with the requirements of Item 601(b)(5) of Regulation S-K and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody LLP

A&L Goodbody LLP

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